UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On March 4, 2020 (the “Closing Date”), MSCI Inc. (the “Company”) issued a press release announcing the completion of its private offering of $400.0 million in aggregate principal amount of 3.625% senior unsecured notes due 2030 (the “Notes”). The Notes will mature on September 1, 2030. The Company intends to use the net proceeds from the offering of the Notes to redeem the $300.0 million aggregate principal amount that remains outstanding on its 5.250% senior unsecured notes due 2024 (the “2024 Notes”) pursuant to the indenture governing the 2024 Notes, including related redemption costs, and for general corporate purposes, including, without limitation, potential repurchases of its common stock, investments and acquisitions. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2024 Notes. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and the subsidiary guarantors and will rank equally with any of the Company’s unsecured, unsubordinated debt, senior to any of the Company’s subordinated debt, will effectively be subordinated to any of the Company’s secured debt to the extent of the assets securing such debt and be structurally subordinated to all existing or future liabilities of the Company. The Company’s obligations under the Notes are fully and unconditionally, and jointly and severally, guaranteed by the subsidiary guarantors.

Interest on the Notes accrues at a rate of 3.625% per annum. Interest on the Notes is payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2020. The Company will make each interest payment to holders of record of the Notes on the immediately preceding February 15 and August 15.

Optional Redemption. At any time prior to March 1, 2025, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem all or part of the Notes on or after March 1, 2025, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to March 1, 2023, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 103.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Repurchase upon Change of Control. Upon the occurrence of a change of control triggering event (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or part of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability to, among other things, create liens, enter into sale/leaseback transactions and consolidate, merge or sell all or substantially all of the Company’s assets. In addition, the Indenture restricts the Company’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiaries guaranteeing the Notes on a pari passu basis.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and accrued but unpaid interest, if any, including additional interest, if any, on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Notes, the form of which is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

The Notes were offered only to (i) persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of March 4, 2020, among MSCI Inc., each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Form of Note for MSCI Inc. 3.625% Senior Notes due September 1, 2030 (included in Exhibit 4.1).

Exhibit 99.1	Press Release, dated March 4, 2020, titled “MSCI Completes Private Offering of $400 Million 3.625% Senior Unsecured Notes Due 2030.”

Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: March 4, 2020	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer